UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 6, 2025

ESCALADE, INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-6966	13-2739290
(Commission File Number)	(IRS Employer Identification No.)

817 Maxwell Avenue, Evansville, Indiana	47711
(Address of Principal Executive Offices)	(Zip Code)

(812) 467-1358
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common Stock, No Par Value	ESCA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                                                                        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                     ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2025, the Board of Directors (the “Board”) of Escalade, Incorporated (“Escalade” or the “Company”) announced that Armin Boehm has agreed to become the Company’s new Chief Executive Officer and President. Mr. Boehm is expected to commence his employment with Escalade on or about April 1, 2025.

Mr. Boehm, age 58, joins Escalade from Gibson Inc., a manufacturer of market leading musical instruments, sound solutions, and media content with premium brands including Gibson, Epiphone, Mesa Boogie, Kramer, and KRK, where he currently holds the position of Chief Commercial Officer and is a member of the Global Leadership Team. Previously, Mr. Boehm served in several executive positions with  Amer Sports Corporation, a publicly traded sporting goods corporation with internationally recognized brands including Salomon, Wilson, Atomic, Arc’teryx, Mavic, Suunto and Precor from July 2012 to December 2019. Before joining Amer Sports Corporation, Mr. Boehm held various management roles at Puma International, Levi Strauss and adidas-Salomon AG.

There is no arrangement or understanding between Mr. Boehm and any other person pursuant to which Mr. Boehm was hired as the Company’s Chief Executive Officer and President. Mr. Boehm has no family relationship with any executive officer or director of Escalade. Mr. Boehm has not been involved in any related party transaction with Escalade, nor does he have a direct or indirect material interest in any of Escalade’s existing or currently proposed transactions.

The initial terms of Mr. Boehm’s employment as Chief Executive Officer and President are contained in the offer letter entered into on January 31, 2025 by the Company and Mr. Boehm (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Boehm will be entitled to the following compensation and benefits:

●	Annual base salary of $500,000, pro-rated for the Company’s 2025 fiscal year; subject to annual review by Escalade’s Compensation Committee beginning with the Company’s 2026 fiscal year.

●
Eligibility to receive an annual cash bonus under the Company’s Annual Profit Improvement Plan. The target cash bonus for fiscal year 2025 will be 100% of his base salary, prorated for his length of service in 2025, subject to a minimum guarantee of $300,000. Mr. Boehm’s annual cash bonus in 2026 and thereafter will be determined by the Compensation Committee in accordance with and at the same time as bonus determinations are made for the Company’s other executive officers; however, his target bonus shall not be less than 100% of his base salary.

●
An inducement award consisting of restricted stock units (“RSUs”) having a fair market value equal to $500,000 based on the trailing 30-day volume weighted average trading per share prices of Escalade common stock on The Nasdaq Stock Market ending on the date Mr. Boehm commences employment with the Company. Such RSUs will vest, subject to continuing employment with Escalade, one third on each of April 1, 2026, April 1, 2027, and April 1, 2028; however, if Mr. Boehm’s starting date is substantially delayed past April 1, 2025, these vesting dates will be adjusted by the Compensation Committee to each anniversary of his actual starting date.

●
An inducement award consisting of 35,000 shares of restricted stock to be granted on his employment starting date, with the restrictions on such shares lapsing on the fifth anniversary of his starting date, subject to his continued employment with the Company.

●	A signing bonus of $330,000 payable upon commencement of employment.

●	Relocation expenses equal to Mr. Boehm’s actual costs incurred, up to an aggregate amount of $225,000, to assist Mr. Boehm in moving his family from Nashville, Tennessee to Evansville, Indiana.

●	Participation in Escalade’s standard health and welfare plans, consistent with Company policy.

The foregoing summary of the material terms of the Offer Letter is qualified in its entirety by the Offer Letter filed as Exhibit 10.1 to this Form 8-K.

As an additional inducement for Mr. Boehm to accept the Company’s offer of employment, Escalade and Mr. Boehm have entered into an Executive Severance Agreement (the “Executive Agreement”) effective upon commencement of employment. The Executive Agreement and the Offer Letter provide that Mr. Boehm is an employee at will. However, under the terms of the Executive Agreement, if, during the term of the agreement or within one year after the agreement terminates without being extended by the Company, Escalade would terminate Mr. Boehm’s employment, without cause, or if Mr. Boehm would resign for good reason, then Mr. Boehm would receive a payment equal to his yearly base salary payable in twelve equal monthly installments. In addition, Escalade would accelerate the vesting of his shares of restricted stock and RSUs, vesting one-third of all unvested shares and RSUs if the severance occurs less than two years after his employment commences and vesting two-thirds of all unvested shares and RSUs if the severance occurs more than two years after his employment commences. Mr. Boehm would also receive a proportionate amount of any incentive compensation payable for the year in which such a severance would occur, determined at the end of such year if the incentive criteria are achieved. Additionally, Mr. Boehm (or his survivors) would be entitled to payment of one year’s base salary in the event of his death or six months’ base salary in the event of his disability. The agreement has an initial term ending March 31, 2026, which term will automatically renew for additional one-year terms unless terminated by the Company on notice by the Board to Mr. Boehm not later than one month prior to expiration of the then current term. The term of the agreement may also be extended in certain circumstances involving a change in control of the Company.

The foregoing summary of the material terms of the Executive Severance Agreement is qualified in its entirety by the Executive Severance Agreement filed as Exhibit 10.2 to this Form 8-K.

As previously disclosed by the Company in August 2024, the Company’s current Chief Executive Officer and President, Walter P. Glazer, Jr., announced his retirement and agreed to continue to serve in those roles until his successor was hired. Mr. Glazer’s retirement will be effective on or about March 31, 2025. As described in Escalade’s Current Report on Form 8-K filed August 14, 2024, Mr. Glazer will continue to serve as a director on Escalade’s Board of Directors, subject to annual election by the Company’s shareholders.

Forward-Looking Statements

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: our plans and expectations surrounding the transition to, timing, compensation and roles of Armin Boehm becoming our new Chief Executive Officer and Walter P. Glazer’s retirement; Escalade’s ability to achieve its business objectives; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; Escalade’s ability to develop and implement our own direct to consumer e-commerce distribution channel; the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our business operations, including without limitation disruptions or delays in our supply chain, arising from political unrest, war, terrorism, labor strikes, natural disasters, public health crises such as the coronavirus pandemic, and other events and circumstances beyond our control; the impact of management’s conclusion, in consultation with the Audit Committee, that material weaknesses existed in the Company’s internal control procedures over financial reporting; the evaluation and implementation of remediation efforts designed and implemented to enhance the Company’s control environment, which remediation efforts are ongoing; the potential identification of one or more additional material weaknesses in the Company’s internal control of which the Company is not currently aware or that have not yet been detected; the Company’s inability or failure to fully remediate material weaknesses in our internal control procedures over financial reporting or any other material weaknesses in the future could result in material misstatements in our financial statements; Escalade’s ability to control costs, including managing inventory levels; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions, including inflationary pressures; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; continued listing of the Company’s common stock on the NASDAQ Global Market; the Company’s inclusion or exclusion from certain market indices; Escalade’s ability to obtain financing, to maintain compliance with the terms of such financing and to manage debt levels; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; the potential impact of actual or perceived defects in, or safety of, our products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving our products; risks related to data security or privacy breaches; the potential impact of regulatory claims, proceedings or investigations involving our products; potential residual impacts of the COVID-19 global pandemic on Escalade’s financial condition and results of operations; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Item 7.01 Regulation FD Disclosure.

On February 6, 2025, the Company issued a press release announcing the matters described in Item 5.02. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K. The information (including Exhibit 99.1) being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits

(d)         Exhibits

Exhibit	Description

10.1	Offer Letter executed January 31, 2025, by and between Armin Boehm and Escalade, Incorporated

10.2	Executive Severance Agreement executed January 31, 2025, to be effective as of April 1, 2025, by and between Armin Boehm and Escalade, Incorporated

99.1	Press release dated February 6, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2025	ESCALADE, INCORPORATED

	By:	/s/ STEPHEN R. WAWRIN
Stephen R. Wawrin, Vice President and Chief Financial Officer

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